Exhibit 2.2

THIS DEED of AMENDMENT is made on 20 December 2024

BETWEEN:

(1)	THE PERSONS whose names and addresses are set out in Part 1 of Schedule 1 (the Majority Sellers) to that certain Sale and Purchase Agreement, by and among the parties hereto and the individual whose name and address is set out in Part 2 of Schedule 1 to the Purchase Agreement (the Management Seller), dated 25 July 2024 (the Purchase Agreement);

(2)	OCORIAN LIMITED a private company limited by shares incorporated in Jersey (registered number 52417) whose registered office is at 26 New Street, St. Helier, JE2 3RA, Jersey in its capacity as trustee of the KCA Deutag Equity Plan Employee Trust (the Trustee, together with the Majority Sellers and the Management Seller, the Lead Sellers);

(3)	HP GLOBAL HOLDINGS LIMITED a private company limited by shares incorporated in Jersey (registered number 155227) whose registered office is at 1 IFC, St Helier, Jersey, JE2 3BX (the Purchaser);

(4)	HELMERICH & PAYNE, INC., a Delaware corporation whose principal office is at 1437 South Boulder Avenue, Suite 1400, Tulsa, OK 74119, United States of America (the Purchaser’s Guarantor); and

(5)	solely for the purposes set forth in clause 18.5 of the Purchase Agreement, KCA Deutag International Limited, a private company limited by shares incorporated in Jersey (registered number 132385) whose registered office is 13-14 Esplanade, St Helier, JE1 0BF, Jersey (the Company).

BACKGROUND:

(A)	Clause 18.10 of the Purchase Agreement provides that variations may be made to any provision of the Purchase Agreement if such amendment or variation is set out in writing, expressed to vary the Purchase Agreement and signed by authorised representatives of each of the parties.

(B)	Pursuant to Clause 18.9 of the Purchase Agreement, the consent of the Management Seller is not necessary for the variations contemplated by this Deed of Amendment.

(C)	Each of the parties now intends to vary certain provisions of the Purchase Agreement as follows.

IT IS AGREED as follows:

1.	DEFINED TERMS

1.1	Capitalised terms used herein that are not otherwise defined have the meanings set forth in the Purchase Agreement.

1.2	This Deed of Amendment shall be deemed to be a Transaction Document and Clauses 14, 15, 18.4 and 18.13 of the Purchase Agreement shall be incorporated into this Deed of Amendment mutadis mutandis.

1

2.	Warranties OF THE PARTIES

2.1	Each party hereto severally warrants as to itself only that: (i) it has the power and authority to execute and deliver this Deed of Amendment and to perform its obligations hereunder and has taken all action necessary to authorise such execution and delivery and the performance of such obligations; and (ii) this Deed of Amendment constitutes, legal, valid and binding obligations of such party in accordance with its terms.

3.	financing

3.1	Notwithstanding Clauses 5.13 and 5.14 of the Purchase Agreement, the Purchaser may elect to repay, cash collateralise, amend and/or keep in place any of the Existing Facilities. If the Purchaser elects to keep any of the Existing Facilities in place, the Debt Repayment Schedule shall be amended accordingly.

4.	AMENDMENTS TO PURCHASE AGREEMENT

4.1	Clause 6.1 of the Purchase Agreement is hereby amended and restated as follows:

“Completion shall take place on the later of (i) fifteen (15) Business Days after (and not including) the date on which the last of the Conditions (other than those Conditions that, by their terms, are to be satisfied immediately prior to Completion, but subject to the satisfaction or waiver of such Conditions) to be satisfied is satisfied or waived in accordance with subclause 4.2 and (ii) 15 January 2025 (or at such other place, at such other time and/or on such other date as the Seller Representatives and the Purchaser may agree in writing).”

4.2	The lead-in sentence to Clause 6.2 of the Purchase Agreement is hereby amended and restated as follows:

“Not less than fourteen (14) Business Days prior to (and not including) the date of Completion, the Company shall deliver to the Purchaser a statement (the Completion Statement) containing:”

4.3	Clause 15.3 of the Purchase Agreement is hereby amended and restated as follows:

“Notwithstanding subclause 15.1, any Seller may assign its right to its Relevant Release Proportion of the Tax Escrow Amount without the prior written consent of the Seller Representatives or the Purchaser so long as such assignee is either (a) a shareholder as of the date of this agreement, or (b) an institutional trading desk which will hold the right to any Seller’s Relevant Release Proportion solely for the purposes of facilitating transfers between shareholders as of the date of this agreement, with such intermediary entities only being permitted to assign to a shareholder as of the date of this agreement, and in each case agrees to be bound by the terms of subclause 11.3. Any assignment pursuant to this subclause 15.3 will not affect such assignor Seller’s rights or obligations under the remainder of this agreement or any Transaction Document and will have no effect on the outstanding binding obligations of any Seller under any Transaction Document.”

2

4.4	The definition of Escrow Account set forth on Schedule 6 (Interpretation) to the Purchase Agreement is hereby amended and restated as follows:

“Escrow Account means such payment agent bank account as notified by the Company to the Purchaser not less than fourteen (14) Business Days prior to Completion and which the Seller Representatives shall arrange on behalf of the Majority Sellers;”

4.5	The definition of Escrow Sellers Representative(s) set forth on Schedule 11 (Tax Escrow) to the Purchase Agreement is hereby amended and restated as follows:

“Escrow Seller Representative(s) means the two Escrow Sellers (or an Affiliate of an Escrow Seller which is not itself an Escrow Seller) with that designation, one of which must be designated by each of the largest and the second largest (collective) institutional entitlement of the Escrow Sellers to the Tax Escrow Amount from time to time, such entitlement being measured by aggregating the Relevant Escrow Proportion of Escrow Sellers which are Affiliates of each other and/or form part of the same institutional organisation (without double counting), and the provisions of clause 20 of this agreement shall apply to such persons mutatis mutandis;”

4.6	Schedule 11 (Tax Escrow) to the Purchase Agreement is hereby supplemented by inserting the following definition immediately following the definition of Escrow Agent:

“Escrow Agreement means the escrow agreement to be entered into between the Escrow Agent, the Escrow Seller Representatives and the Purchaser between the date of this Agreement and Completion memorialising the Escrow Agent’s rights and obligations in relation to the administration of the Tax Escrow Account in accordance with this Agreement, as may be novated from time to time pursuant to clause 1.31;”

4.7	Schedule 11 (Tax Escrow) to the Purchase Agreement is hereby supplemented by inserting the following as a new Clause 1.31:

“Each Escrow Seller Representative shall be a party to the Escrow Agreement and any outgoing Escrow Seller Representative shall take all reasonable steps to novate the Escrow Agreement to the incoming Escrow Seller Representative as soon as reasonably practicable after it no longer qualifies as an Escrow Seller Representative, and the Purchaser and any current, former or incoming Escrow Seller Representative shall take all reasonable steps to facilitate such novation.”

4.8	Schedule 11 (Tax Escrow) to the Purchase Agreement is hereby supplemented by inserting the following as a new Clause 1.32:

“If an Escrow Seller Representative is designated as such and is not itself an Escrow Seller, each Escrow Seller which is an Affiliate of such Escrow Seller Representative and/or forms part of the same institutional group shall procure that the Escrow Seller Representative complies with this Schedule 11, including the obligation to become a party to the Escrow Agreement pursuant to clause 1.31.”

5.	General

5.1	Other than as specifically set forth herein, all other terms and provisions of the Purchase Agreement shall remain unaffected by the terms of this Deed of Amendment, and shall continue in full force and effect. The Purchase Agreement and this Deed of Amendment shall be read and construed as one document and references in the Purchase Agreement to the “agreement” shall be to the Purchase Agreement as amended by this Deed of Amendment.

3

5.2	This Deed of Amendment may be executed in counterparts, which taken together shall constitute one and the same agreement, and any party (including any duly authorised representative of a party) may enter into this agreement by executing a counterpart. Electronic signatures and signatures delivered by email attachment shall be valid and binding to the same extent as original signatures.

5.3	The Trustee is entering into this Deed of Amendment in its capacity as trustee of the KCA Deutag Equity Plan Employee Trust. Accordingly, notwithstanding anything to the contrary in this Deed of Amendment, and without prejudice to any provision of this Deed of Amendment which limits the liability of the Trustee to an extent greater than as provided by this clause, the liability of the Trustee shall be limited at all times to the net unencumbered assets of the KCA Deutag Equity Plan Employee Trust, which are in the Trustee’s possession or control from time to time, other than where such liabilities are attributable to fraud on the part of the Trustee.

5.4	This Deed of Amendment and any non-contractual obligations arising out of or in connection with it shall be governed by, and interpreted in accordance with the law of England.

5.5	All disputes arising out of or in connection with this Deed of Amendment (including a dispute relating to any non-contractual obligations arising out of or in connection with this Deed of Amendment or any other Transaction Document) shall be exclusively and definitively settled by arbitration pursuant to the LCIA Arbitration Rules, by three arbitrators appointed according to those rules. The arbitrators shall decide according to English law. The language of the arbitration shall be English. The place of arbitration shall be London. Nothing contained in this clause shall limit the right of any party to seek from any court of competent jurisdiction, pending appointment of an arbitral tribunal, interim relief in aid of arbitration or to protect or enforce its rights under this Deed of Amendment. Notwithstanding any contrary provision of the LCIA Arbitration Rules, the parties agree that no party may have recourse to any court of competent jurisdiction: (i) for determination by that court of any question of law arising in the course of the arbitration; or (ii) to appeal to that court on any question of law arising out of any award made in the arbitration.

5.6	Each of the Purchaser and the Purchaser’s Guarantor irrevocably appoints Helmerich & Payne Technologies UK Limited of Spey House Dochfour Business Centre, Dochgarroch, Inverness, IV3 8GY, Scotland as its agent in the United Kingdom for service of process in the event that recourse is sought to the English courts in relation to any arbitral proceedings contemplated by clause 5.5. If such process agent ceases to be able to act as process agent or to have an address in the United Kingdom, the Purchaser’s Guarantor irrevocably agrees to appoint a new process agent in the United Kingdom and to inform the Lead Sellers in writing, as soon as reasonably practicable following the appointment of its new process agent.

5.7	The language of this Deed of Amendment and the transactions envisaged by it is English and all notices, demands, requests, statements, certificates or other documents or communications must be in English unless otherwise agreed in writing by the Purchaser and Seller Representatives.

AS WITNESS this Deed of Amendment has been signed by the parties (or their duly authorised representatives) on the date stated at the beginning of this Deed of Amendment.

4

Signatories

EXECUTED as a deed by KCA DEUTAG INTERNATIONAL LIMITED acting by Neil Gilchrist, a director in the presence of:	) ) ) )	s/Neil Gilchrist Director

Witness's Signature	s/Alaina Ramsay
Name:	Alaina Ramsay

Address:	KCA Deutag Bankhead Drive City South Office Park, Aberdeen AB12 4XX

MAJORITY SELLER

EXECUTED and DELIVERED as a DEED

by AVENUE EUROPE SPECIAL SITUATIONS FUND
III (EURO), L.P., acting by Avenue Europe Capital
Partners III, LLC, its General Partner, acting by GL Europe
Partners III, LLC, its Managing Member

) ) )	s/Sonia Gardner Name: Sonia Gardner Title: Member

MAJORITY SELLER

EXECUTED and DELIVERED as a DEED

by AVENUE EUROPE SPECIAL SITUATIONS FUND
III (U.S.), L.P., acting by Avenue Europe Capital Partners
III, LLC, its General Partner, acting by GL Europe Partners
III, LLC, its Managing Member

) ) )	s/Sonia Gardner Name: Sonia Gardner Title: Member

MAJORITY SELLER

EXECUTED and DELIVERED as a DEED

by AVENUE EUROPE SPECIAL SITUATIONS FUND
IV (U.S.), L.P., acting by Avenue Europe Capital Partners
IV, LLC, its General Partner, acting by GL Europe Partners
IV, LLC, its Managing Member

) ) )	s/Sonia Gardner Name: Sonia Gardner Title: Member

MAJORITY SELLER

EXECUTED and DELIVERED as a DEED

by AVENUE-ASRS EUROPE OPPORTUNITIES
FUND, L.P., acting by Avenue-ASRS Europe
Opportunities Fund GenPar, LLC, its General Partner,
acting by GL Europe ASRS Partners, LLC, its Managing
Member

) ) )	s/Sonia Gardner Name: Sonia Gardner Title: Member

MAJORITY SELLER EXECUTED and DELIVERED as a DEED by ABN AMRO INVESTMENT SOLUTIONS acting in its capacity as Manager for ABN AMRO MULTI- MANAGER FUNDS by BARING ASSET MANAGEMENT LIMITED as Delegate	) ) ) ) ) ) ) )	s/Chris Sawyer By: Chris Sawyer Title: Managing Director s/Tom Kilpatrick By: Tom Kilpatrick Title: Managing Director

MAJORITY SELLER

EXECUTED and DELIVERED as a DEED

by BARING GLOBAL UMBRELLA FUND PLC, in
respect of its sub-fund BARINGS DEVELOPED AND
EMERGING MARKETS HIGH YIELD BOND FUND
Acting by its sub-investment manager BARINGS (U.K.)
LIMITED

) ) ) ) ) ) ) )	s/Chris Sawyer By: Chris Sawyer Title: Managing Director s/Tom Kilpatrick By: Tom Kilpatrick Title: Managing Director

MAJORITY SELLER

EXECUTED and DELIVERED as a DEED

by BARINGS UMBRELLA FUND PLC in respect of its
sub-fund
BARINGS EUROPEAN HIGH YIELD BOND FUND
acting by its investment manager
BARING ASSET MANAGEMENT LIMITED

) ) ) ) ) ) ) )	s/Chris Sawyer By: Chris Sawyer Title: Managing Director s/Tom Kilpatrick By: Tom Kilpatrick Title: Managing Director

MAJORITY SELLER EXECUTED and DELIVERED as a DEED by BARINGS EUROPEAN LOAN LIMITED acting by its investment manager BARING ASSET MANAGEMENT LIMITED	) ) ) ) ) ) ) )	s/Chris Sawyer By: Chris Sawyer Title: Managing Director s/Tom Kilpatrick By: Tom Kilpatrick Title: Managing Director

MAJORITY SELLER EXECUTED and DELIVERED as a DEED by BARINGS EUROPEAN LOAN STRATEGY 1 LIMITED acting by its investment manager BARING ASSET MANAGEMENT LIMITED	) ) ) ) ) ) ) )	s/Chris Sawyer By: Chris Sawyer Title: Managing Director s/Tom Kilpatrick By: Tom Kilpatrick Title: Managing Director

MAJORITY SELLER

EXECUTED and DELIVERED as a DEED

by BARINGS UMBRELLA FUND PLC in respect of its
sub-fund
BARINGS GLOBAL HIGH YIELD BOND FUND
acting by its investment manager
BARING ASSET MANAGEMENT LIMITED

) ) ) ) ) ) ) )	s/Chris Sawyer By: Chris Sawyer Title: Managing Director s/Tom Kilpatrick By: Tom Kilpatrick Title: Managing Director

MAJORITY SELLER

EXECUTED and DELIVERED as a DEED

by BARINGS GLOBAL HIGH YIELD CREDIT
STRATEGIES LIMITED acting by its investment
manager
BARINGS LLC acting by its sub-investment manager
BARING INTERNATIONAL INVESTMENT
LIMITED

) ) ) ) ) ) ) )	s/Chris Sawyer By: Chris Sawyer Title: Managing Director s/Tom Kilpatrick By: Tom Kilpatrick Title: Managing Director

MAJORITY SELLER EXECUTED and DELIVERED as a DEED by BARINGS GLOBAL LOAN AND HIGH YIELD BOND LIMITED acting by its investment manager BARING ASSET MANAGEMENT LIMITED	) ) ) ) ) ) ) )	s/Chris Sawyer By: Chris Sawyer Title: Managing Director s/Tom Kilpatrick By: Tom Kilpatrick Title: Managing Director

MAJORITY SELLER EXECUTED and DELIVERED as a DEED by BARINGS GLOBAL LOAN LIMITED acting by its investment manager BARING ASSET MANAGEMENT LIMITED	) ) ) ) ) ) ) )	s/Chris Sawyer By: Chris Sawyer Title: Managing Director s/Tom Kilpatrick By: Tom Kilpatrick Title: Managing Director

MAJORITY SELLER EXECUTED and DELIVERED as a DEED by BARINGS GLOBAL LOAN STRATEGY 3 LIMITED acting by its investment manager BARING ASSET MANAGEMENT LIMITED	) ) ) ) ) ) ) )	s/Chris Sawyer By: Chris Sawyer Title: Managing Director s/Tom Kilpatrick By: Tom Kilpatrick Title: Managing Director

MAJORITY SELLER EXECUTED and DELIVERED as a DEED by BARINGS GLOBAL MULTI-CREDIT STRATEGY 4 LIMITED acting by its investment manager BARING ASSET MANAGEMENT LIMITED	) ) ) ) ) ) ) )	s/Chris Sawyer By: Chris Sawyer Title: Managing Director s/Tom Kilpatrick By: Tom Kilpatrick Title: Managing Director

MAJORITY SELLER

EXECUTED and DELIVERED as a DEED

by BARINGS UMBRELLA FUND PLC in respect of
its sub-fund
BARINGS GLOBAL SENIOR SECURED BOND
FUND acting by its investment manager
BARING ASSET MANAGEMENT LIMITED

) ) ) ) ) ) ) )	s/Chris Sawyer By: Chris Sawyer Title: Managing Director s/Tom Kilpatrick By: Tom Kilpatrick Title: Managing Director

MAJORITY SELLER EXECUTED and DELIVERED as a DEED by BARINGS GLOBAL SHORT DURATION HIGH YIELD FUND By Baring International Investment Limited as sub-adviser:	) ) ) ) ) ) ) )	s/Chris Sawyer By: Chris Sawyer Title: Managing Director s/Tom Kilpatrick By: Tom Kilpatrick Title: Managing Director

The foregoing is executed on behalf of Barings Global Short Duration High Yield Fund (“Fund”), organized in the Commonwealth of Massachusetts under an Agreement and Declaration of Trust dated May 19, 2011, as amended from time to time. The obligations of such Fund are not personally binding upon, nor shall resort be had to the property of, any of the Trustees, shareholders, officers, employees or agents of such Fund, but only the Fund’s property and assets shall be bound.

MAJORITY SELLER EXECUTED and DELIVERED as a DEED by BARINGS GLOBAL SPECIAL SITUATIONS CREDIT 3 S.à r.l. acting by its investment manager BARING ASSET MANAGEMENT LIMITED acting by its attorney:	) ) ) ) ) ) ) )	s/Chris Sawyer By: Chris Sawyer Title: Managing Director s/Tom Kilpatrick By: Tom Kilpatrick Title: Managing Director

MAJORITY SELLER EXECUTED and DELIVERED as a DEED by CROWN MANAGED ACCOUNTS SPC acting for and on behalf of CROWN/BA 2 SEGREGATED PORTFOLIO acting by its trading advisor BARING ASSET MANAGEMENT LIMITED	) ) ) ) ) ) ) )	s/Chris Sawyer By: Chris Sawyer Title: Managing Director s/Tom Kilpatrick By: Tom Kilpatrick Title: Managing Director

MAJORITY SELLER

EXECUTED and DELIVERED as a DEED

by FIDELITY GLOBAL SUB-IG FIXED INCOME
FUND, A SUB-FUND OF FIDELITY COMMON
CONTRACTUAL FUND II, ON BEHALF OF FIL
FUND MANAGEMENT (IRELAND) LIMITED
acting by its trading advisor
BARING ASSET MANAGEMENT LIMITED
acting by its attorney:

) ) ) ) ) ) ) )	s/Chris Sawyer By: Chris Sawyer Title: Managing Director s/Tom Kilpatrick By: Tom Kilpatrick Title: Managing Director

MAJORITY SELLER

EXECUTED and DELIVERED as a DEED

by MASSMUTUAL ADVANTAGE FUNDS
on behalf of MASSMUTUAL GLOBAL CREDIT
INCOME OPPORTUNITIES FUND
By Baring International Investment Limited
as sub-adviser:

) ) ) ) ) ) ) )	s/Chris Sawyer By: Chris Sawyer Title: Managing Director s/Tom Kilpatrick By: Tom Kilpatrick Title: Managing Director

The foregoing is executed on behalf of BARINGS GLOBAL CREDIT INCOME OPPORTUNITIES FUND, a series of Barings Funds Trust, organized under an Agreement and Declaration of Trust dated May 3, 2013, as amended from time to time. The obligations of such series Trust are not personally binding upon, nor shall resort be had to the property of, any of the Trustees, shareholders, officers, employees or agents of such Trust, or any other series of the Trust but only the property and assets of the relevant series Trust shall be bound.

MAJORITY SELLER

EXECUTED and DELIVERED as a DEED

by NYKREDIT PORTEFØLJE ADMINISTRATION
A/S on behalf of KAPITALFORENINGEN
INVESTIN PRO acting by its sub-investment
manager BARING INTERNATIONAL
INVESTMENT LIMITED
acting by its attorney:

) ) ) ) ) ) ) )	s/Chris Sawyer By: Chris Sawyer Title: Managing Director s/Tom Kilpatrick By: Tom Kilpatrick Title: Managing Director

MAJORITY SELLER

EXECUTED and DELIVERED as a DEED

by RUSSELL INVESTMENTS CAPITAL INC., acting
in its capacity as the investment manager for RUSSELL
INVESTMENT INSTITUTIONAL FUNDS, LLC in
respect of HIGH YIELD BOND FUND
By: BARING INTERNATIONAL INVESTMENT
LIMITED as Sub-Investment Manager and Attorney-in-
fact

) ) ) ) ) ) ) )	s/Chris Sawyer By: Chris Sawyer Title: Managing Director s/Tom Kilpatrick By: Tom Kilpatrick Title: Managing Director

MAJORITY SELLER

EXECUTED and DELIVERED as a DEED

by RUSSELL INVESTMENTS IRELAND LIMITED,
acting in its capacity as the manager for RUSSELL
INVESTMENT COMPANY PLC in respect of
RUSSELL GLOBAL HIGH YIELD BOND FUND
By: BARING INTERNATIONAL INVESTMENT
LIMITED as Sub-Investment Manager and Attorney-in-
fact

) ) ) ) ) ) ) )	s/Chris Sawyer By: Chris Sawyer Title: Managing Director s/Tom Kilpatrick By: Tom Kilpatrick Title: Managing Director

MAJORITY SELLER

EXECUTED and DELIVERED as a DEED

by RUSSELL INVESTMENTS MANAGEMENT LLC,
acting in its capacity as the manager for RUSSELL
INVESTMENT COMPANY PLC in respect of GLOBAL
OPPORTUNISTIC CREDIT FUND
By: BARING INTERNATIONAL INVESTMENT
LIMITED as Sub-Investment Manager and Attorney-in-
fact

) ) ) ) ) ) ) )	s/Chris Sawyer By: Chris Sawyer Title: Managing Director s/Tom Kilpatrick By: Tom Kilpatrick Title: Managing Director

MAJORITY SELLER EXECUTED and DELIVERED as a DEED by DEUTSCHE BANK AG, LONDON BRANCH	) ) ) ) ) ) ) )	s/A. Darbyshire By: A Darbyshire Title: Authorised Signatory s/S. Glennie By: S Glennie Title: Authorised Signatory

MAJORITY SELLER EXECUTED and DELIVERED as a DEED by D. E. SHAW GALVANIC INTERNATIONAL, INC.	) ) )	s/Cecil Boex By: Cecil Boex Title: Authorized signatory

MAJORITY SELLER EXECUTED and DELIVERED as a DEED by D. E. SHAW GALVANIC PORTFOLIOS, L.L.C	) ) )	s/Cecil Boex By: Cecil Boex Title: Authorized signatory

MAJORITY SELLER EXECUTED and DELIVERED as a DEED by DBSO TRG FUND (A) L.P. By: DBSO TRG Fund (A) GP LLC, its general partner	) ) )	s/Avraham Dreyfuss By: Avraham Dreyfuss Title: Chief Financial Officer

Project Refine – SPA Amendment Deed

MAJORITY SELLER EXECUTED and DELIVERED as a DEED by DRAWBRIDGE SPECIAL OPPORTUNITIES FUND LP represented by Drawbridge Special Opportunities GP LLC, its general partner	) ) )	s/Avraham Dreyfuss By: Avraham Dreyfuss Title: Chief Financial Officer

Project Refine – SPA Amendment Deed

MAJORITY SELLER EXECUTED and DELIVERED as a DEED by DRAWBRIDGE SPECIAL OPPORTUNITIES FUND LTD represented by Drawbridge Special Opportunities Advisors LLC, its investment manager	) ) )	s/Avraham Dreyfuss By: Avraham Dreyfuss Title: Chief Financial Officer

Project Refine – SPA Amendment Deed

MAJORITY SELLER EXECUTED and DELIVERED as a DEED by FCCO DESIGNATED ACTIVITY COMPANY	) ) )	s/Sean McKinley By: Sean McKinley Title: Director

Project Refine – SPA Amendment Deed

MAJORITY SELLER EXECUTED and DELIVERED as a DEED by FCO MA CENTRE STREET II (ER) LP By: FCO MA Centre II GP LLC, its general partner	) ) )	s/Valentin Moscaliuc By: Valentin Moscaliuc Title: Deputy Chief Financial Officer

Project Refine – SPA Amendment Deed

MAJORITY SELLER EXECUTED and DELIVERED as a DEED by FCO MA CENTRE STREET II (PF) LP By: FCO MA Centre II GP LLC, its general partner	) ) )	s/Valentin Moscaliuc By: Valentin Moscaliuc Title: Deputy Chief Financial Officer

Project Refine – SPA Amendment Deed

MAJORITY SELLER EXECUTED and DELIVERED as a DEED by FCO MA CENTRE STREET II (TR) LP By: FCO MA Centre II GP LLC, its general partner	) ) )	s/Valentin Moscaliuc By: Valentin Moscaliuc Title: Deputy Chief Financial Officer

Project Refine – SPA Amendment Deed

MAJORITY SELLER EXECUTED and DELIVERED as a DEED by FCO MA CENTRE STREET II EXP (ER) LP By: FCO MA Centre II GP LLC, its general partner	) ) )	s/Valentin Moscaliuc By: Valentin Moscaliuc Title: Deputy Chief Financial Officer

Project Refine – SPA Amendment Deed

MAJORITY SELLER EXECUTED and DELIVERED as a DEED by FCO MA CENTRE STREET II EXP (P) LP By: FCO MA Centre II GP LLC, its general partner	) ) )	s/Valentin Moscaliuc By: Valentin Moscaliuc Title: Deputy Chief Financial Officer

Project Refine – SPA Amendment Deed

MAJORITY SELLER EXECUTED and DELIVERED as a DEED by FCO MA CENTRE STREET II EXP (TR) LP By: FCO MA Centre II GP LLC, its general partner	) ) )	s/Valentin Moscaliuc By: Valentin Moscaliuc Title: Deputy Chief Financial Officer

Project Refine – SPA Amendment Deed

MAJORITY SELLER EXECUTED and DELIVERED as a DEED by FCO MA J5 L.P. By: FCO Fund V GP LLC, its general partner	) ) )	s/Valentin Moscaliuc By: Valentin Moscaliuc Title: Deputy Chief Financial Officer

Project Refine – SPA Amendment Deed

MAJORITY SELLER EXECUTED and DELIVERED as a DEED by FCO MA MAPLE LEAF LP By: FCO MA Maple Leaf GP LLC, its general partner	) ) )	s/Valentin Moscaliuc By: Valentin Moscaliuc Title: Deputy Chief Financial Officer

Project Refine – SPA Amendment Deed

MAJORITY SELLER EXECUTED and DELIVERED as a DEED by FCO MA MI II L.P. By: FCO MA MI II GP LLC, its general partner	) ) )	s/Valentin Moscaliuc By: Valentin Moscaliuc Title: Deputy Chief Financial Officer

Project Refine – SPA Amendment Deed

MAJORITY SELLER EXECUTED and DELIVERED as a DEED by FCO MA V UB SECURITIES LLC	) ) )	s/Valentin Moscaliuc By: Valentin Moscaliuc Title: Deputy Chief Financial Officer

Project Refine – SPA Amendment Deed

MAJORITY SELLER EXECUTED and DELIVERED as a DEED by FCO V LSS SUB CO L.P. By: FCO V LSS SubCo GP LLC, its general partner	) ) )	s/Valentin Moscaliuc By: Valentin Moscaliuc Title: Deputy Chief Financial Officer

Project Refine – SPA Amendment Deed

MAJORITY SELLER EXECUTED and DELIVERED as a DEED by FCOF V EXPANSION UB INVESTMENTS LP By: FCOF V Expansion UB Investments Holdings GP LLC, its general partner	) ) )	s/Valentin Moscaliuc By: Valentin Moscaliuc Title: Deputy Chief Financial Officer

Project Refine – SPA Amendment Deed

MAJORITY SELLER EXECUTED and DELIVERED as a DEED by FCOF V UB INVESTMENTS L.P. By: FCOF V UB Investments Holdings GP LLC, its general partner	) ) )	s/Valentin Moscaliuc By: Valentin Moscaliuc Title: Deputy Chief Financial Officer

Project Refine – SPA Amendment Deed

MAJORITY SELLER EXECUTED and DELIVERED as a DEED by FORTRESS CREDIT OPPORTUNITIES FUND V EXPANSION MA-C L.P. By: FCO Fund V MA-C GP LLC , its general partner	) ) )	s/Valentin Moscaliuc By: Valentin Moscaliuc Title: Deputy Chief Financial Officer

Project Refine – SPA Amendment Deed

MAJORITY SELLER EXECUTED and DELIVERED as a DEED by FORTRESS CREDIT OPPORTUNITIES FUND V EXPANSION MA-CRPTF LP By: FCO Fund V MA-CRPTF GP LLC , its general partner	) ) )	s/Valentin Moscaliuc By: Valentin Moscaliuc Title: Deputy Chief Financial Officer

Project Refine – SPA Amendment Deed

MAJORITY SELLER EXECUTED and DELIVERED as a DEED by FORTRESS VINTAGE SECURITIES FUND L.P. By: Fortress Vintage Securities Fund GP LLC, its general partner	) ) )	s/Avraham Dreyfuss By: Avraham Dreyfuss Title: Chief Financial Officer

Project Refine – SPA Amendment Deed

MAJORITY SELLER EXECUTED and DELIVERED as a DEED by FTS SIP II L.P. By: FCO BT GP LLC, its general partner	) ) )	s/Valentin Moscaliuc By: Valentin Moscaliuc Title: Deputy Chief Financial Officer

Project Refine – SPA Amendment Deed

MAJORITY SELLER EXECUTED and DELIVERED as a DEED by SUP FCO MA III UB SECURITIES LLC	) ) )	s/Valentin Moscaliuc By: Valentin Moscaliuc Title: Deputy Chief Financial Officer

Project Refine – SPA Amendment Deed

MAJORITY SELLER EXECUTED and DELIVERED as a DEED by GLQ INTERNATIONAL PARTNERS LP By: GLQ GP LTD, its general partner	) ) ) ) ) ) ) )	s/J Wilshire By: J Wilshire Title: Director s/T Kilgallen By: T Kilgallen Title: Associate

MAJORITY SELLER EXECUTED and DELIVERED as a DEED by PARTNER REINSURANCE COMPANY LTD. By: Goldman Sachs Asset Management L.P., in its capacity of Investment Adviser	) ) )	s/Carey Ziegler By: Carey Ziegler Title: Managing Director

MAJORITY SELLER EXECUTED and DELIVERED as a DEED by SCULPTOR SPECIAL MASTER FUND, LTD. By: Sculptor Capital LP, its Investment Manager By: Sculptor Capital Holding Corporation, its General Partner	) ) )	s/Wayne Cohen By: Wayne Cohen Title: President and Chief Operating Officer

MAJORITY SELLER EXECUTED and DELIVERED as a DEED by TRESIDOR EUROPE CREDIT LIMITED	) ) )	s/John Hamrock By: John Hamrock Title: Director

MAJORITY SELLER EXECUTED and DELIVERED as a DEED by TRESIDOR EUROPE CREDIT OPPORTUNITIES LIMITED	) ) )	s/John Hamrock By: John Hamrock Title: Director

Executed as a deed by HP GLOBAL HOLDINGS LIMITED acting by John Ruskin Bell who is permitted to execute for HP Global Holdings Limited under the laws of Jersey	s/John Ruskin Bell Authorised signatory

Executed as a deed by HELMERICH & PAYNE, INC. acting by John W. Lindsay who is permitted to execute for Helmerich & Payne, Inc. under the laws of Delaware	s/John W. Lindsay Authorised signatory

EXECUTED as a deed by OCORIAN LIMITED, in its capacity as trustee of the KCA Deutag Equity Plan Employee Trust, acting by two authorised signatories: Adam Riccio and Craig Cameron	) ) ) )	s/Adam Riccio Authorised signatory s/Craig Cameron Authorised signatory